UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2007

BPO MANAGEMENT SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28560	22-2356861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 N. Hancock Street, Anaheim, California 92807
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (714) 974-2670

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
ITEM 1.01  Entry into a Material Definitive Agreement.

Through a Stock Purchase Agreement, entered into as of October 10, 2007, we purchased the issued and outstanding capital stock of Blue Hill Data Services, Inc., a privately-held data center outsourcing services company, based in Pearl River, New York (“Blue Hill”).  At or about the closing date, we transferred approximately $11 million of value, as follows:  (i) cash payments to the current selling stockholders of approximately $6.6 million; (ii) our 15-month promissory note in the initial principal amount of $1 million, subject to offset in our favor with respect to any claims for indemnity by us under the terms of the Stock Purchase Agreement; (iii) cash payment through Blue Hill in the amount of approximately $1.4 million to its former stockholder; and (iv) 2,666,666 shares of our restricted common stock valued at approximately $1.8 million (based upon the volume-weighted average closing bid price of our common stock during the ten consecutive trading days immediately preceding the closing).  The promissory note bears interest from and after January 1, 2009, at the rate of 9% per annum and is “secured” by a document to be held in escrow, styled as a confession of judgment.  The principal of the note, less any offsets, is, at the selling stockholders’ option, convertible into restricted shares of our common stock, the number of which is to be calculated in the same manner as the shares issued at closing were calculated.

Included in the Share Purchase Agreement were three-year covenants by the selling shareholders not to compete with Blue Hill Data Services' business as conducted as of the closing and not to solicit business from any of Blue Hill Data Services customers or prospective customers.  The Share Purchase Agreement also contained customary representations, warranties, and indemnities by the selling shareholders in our favor.

As of the closing, Everett Huntoon, the former President and CEO, entered into a 3-month Consulting Agreement with us, whereby he agreed to assist us in an orderly transition of management of Blue Hill Data Services.  We agreed to compensate him $10,000 per month.  Mr. Howard Andrews, the former Executive Vice-President, has entered into a 15-month Consulting Agreement with us, whereby he agreed to assist us in an orderly transition of management of Blue Hill Data Services, and also to perform certain day-to-day duties for Blue Hill support activities.  We agreed to compensate him $12,500 per month.

Blue Hill, founded in 1994, is a full-service data center outsourcing provider with customers located throughout the country representing a wide range of industries. This company has been recognized by industry analysts as a quality provider of data center outsourcing services for middle-market enterprises. Core services include enterprise-scale mainframe/server hosting, wide-area network management and dedicated business recovery solutions provided under long-term, recurring-revenue-based contracts. Services are delivered from its Class A, SAS70 Type II audited data center facility encompassing important support and high-availability features such as redundant feeds to utility power and telecom grids, virtually unlimited fiber-based telecom bandwidth, stand-alone back-up power generation and state of the art security and environmental controls. The facility and 24*7 data center operation are with supporting its customers' Sarbanes-Oxley and HIPAA requirements.

BPOMS intends to consolidate the operations of its existing Information Technology Outsourcing (ITO) business unit with the operations of the proposed acquisition to create additional capability for both new and existing customers and generate additional economic efficiencies. Additionally, the SAS70 Type II data center facility will allow BPOMS to expand its IT outsourcing footprint with existing customers as well as enable it to target new and larger enterprises, yielding important future growth opportunities with significantly larger contract values.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of businesses acquired.

The financial statements required by this item will be filed by amendment not later than 75 calendar days after the date of the earliest event reported hereunder.

(b)           Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X (17 CFR 210) will be filed by amendment not later than 75 calendar days after the date of the earliest event reported hereunder.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

10.49*	Stock Purchase Agreement entered into as of October 10, 2007, by and among BPO Management Services, Inc., Everett Huntoon and Howard Andrews dated October 10, 2007
10.50*	Consulting Agreement made as of October 10, 2007, between Blue Hill Data Services, Inc., and Everett Huntoon
10.51*	Consulting Agreement made as of October 10, 2007, between Blue Hill Data Services, Inc., and Howard Andrews
10.52*	Escrow Agreement dated as of October 10, 2007, by and among BPO Management Services, Inc., Everett Huntoon, Howard Andrews and U.S. Bank National Association

_____________
* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2007	BPO MANAGEMENT SERVICES, INC.

	By:	/s/ Don Rutherford
Don Rutherford
Principal Accounting Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.49	Stock Purchase Agreement entered into as of October 10, 2007, by and among BPO Management Services, Inc., Everett Huntoon and Howard Andrews dated October 10, 2007
10.50	Consulting Agreement made as of October 10, 2007, between Blue Hill Data Services, Inc., and Everett Huntoon
10.51	Consulting Agreement made as of October 10, 2007, between Blue Hill Data Services, Inc., and Howard Andrews
10.52	Escrow Agreement dated as of October 10, 2007, by and among BPO Management Services, Inc., Everett Huntoon, Howard Andrews and U.S. Bank National Association

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